Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-284513) pertaining to the Venture Global, Inc. 2025 Omnibus Incentive Plan and Venture Global, Inc. 2023 Stock Option Plan of our report dated March 6, 2025, with respect to the consolidated financial statements of Venture Global, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Tysons, VA
March 6, 2025